                                                                    Exhibit 10.3


                                                                page 1 of pages.


                          \Amsterdam, October 13, 1998

                            WILLIS CORROON GROUP plc

                           WILLIS CORROON EUROPE B.V.

                        TOLBERT INSURANCE & FINANCE B.V.

                               SAINT GALLEN S.r.l.

                                 OLIMPIA S.r.l.

                           ITAL BROKERS Holding S.p.A.

                               ARCEF Holding N.V.

                                       and

                           the Directors (as defined)

                         MASTER SHAREHOLDERS' AGREEMENT

                                      INDEX

MASTER SHAREHOLDERS' AGREEMENT........................................2


  WHEREAS.............................................................2

  PREAMBLE............................................................2
      1. RECITALS AND EXHIBITS........................................2
      2. TERMINATION OF PRIOR AGREEMENTS..............................2
      3. DEFINITIONS..................................................2
      4. REFERENCE TO THE MASTER ACQUISITION AGREEMENT AND INTERIM
         PERIOD.......................................................2
      5. PURPOSE AND EFFECTS OF THIS MASTER SHAREHOLDERS' AGREEMENT...2

  SHAREHOLDERS' PROVISIONS CONCERNING THE COMPANY.....................2
      6. LIMITATIONS TO THE TRANSFER OF SHARES IN THE COMPANY.........2
      7. COMPOSITION OF THE BOARD OF DIRECTORS AND OF THE COMMITTEE
         OF STATUTORY AUDITORS........................................2
      8. MANAGEMENT OF THE COMPANY....................................2
      9. CONDUCT OF BUSINESS..........................................2
      10. AMENDMENT OF THE BY-LAWS....................................2
      11. RECIPROCAL UNDERTAKINGS ON BUSINESS.........................2

  SHAREHOLDER'S PROVISIONS CONCERNING TOLBERT.........................2
      12. LIMITATIONS TO THE TRANSFER OF SHARES.......................2
      13. RIGHT OF PREEMPTION AND CONSOLIDATION OF CERTAIN
          SHAREHOLDERS................................................2
      14. COMPOSITION OF THE BOARD....................................2
      15. CONDUCT OF BUSINESS.........................................2
      16. AMENDMENT OF THE BY-LAWS....................................2

  PUT AND CALL OPTIONS PROVISIONS.....................................2
      17. PUT OPTIONS BY TOLBERT......................................2
      18. CALL OPTIONS BY WILLIS......................................2
      19. SPECIAL TOLBERT PUT AND CALL OPTION.........................2
      20. PUT AND CALL OPTIONS DEFINITIONS............................2
      21. GENERAL CONDITIONS CONCERNING PUT AND CALL OPTIONS..........2
      22. RESTRICTIVE COVENANTS.......................................2

  GENERAL PROVISIONS..................................................2
      23. RIGHT OF INFORMATION........................................2
      24. WARRANTIES..................................................2
      25. COMMUNICATIONS..............................................2
      26. DURATION....................................................2
      27. MISCELLANEOUS...............................................2
      28. GOVERNING LAW AND ARBITRATION...............................2
  ANNEX 3  - COMPANY BY-LAWS..........................................2
  ANNEX 16.1  - TOLBERT BY-LAWS.......................................2
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                                                                page 2 of pages.


                         MASTER SHAREHOLDERS' AGREEMENT

By this Master Shareholders' Agreement (the "MSA" or the "Agreement") executed in Amsterdam on 13 October 1998 (the "Execution Date"),

                                 by and between

WILLIS CORROON GROUP plc., a company organised and existing under the laws of United Kingdom, with registered office at Ten Trinity Square, London EC3P 3AX, authorised corporate capital of (pound) 66.000.000 issued corporate capital (pound) 53.222.386,13, fully paid in, registered no. 621757, represented by Ms. Sarah Turvill in her capacity as attorney and duly authorised to execute this Agreement (hereinafter referred to as "WILLIS Group");

- WILLIS CORROON EUROPE B.V., a company organised and existing under the laws of The Netherlands, with registered office at Marten Meesweg 51, 3068 AV Rotterdam (The Netherlands), authorised share capital NLG 150.000.000, issued share capital NLG 115.493.000, registered no. 24135.835, represented by Ms.. Sarah Turvill in her capacity as Director and duly authorised to execute this Agreement (hereinafter referred to as "WILLIS Europe"); WILLIS Group and WILLIS Europe also being joint and collectively referred to as the "WILLIS";

- TOLBERT INSURANCE & FINANCE B.V., a company organised and existing under the laws of The Netherlands, with registered office at "Olimpic Plaza", Fred. Roeskestraat 123 - I - 1076 EE Amsterdam - The Netherlands, corporate capital of NLG 73.400.000 (seventy-three-million-fourhundred-thousand) fully paid in, Trade Register No 33.150.389, represented by Mr. Eltink and by Mr. _____________in their capacity as attorney duly empowered to execute this Agreement (hereinafter referred to as "Tolbert");

- SAINT GALLEN S.r.l., a company organised and existing under the laws of Italy with registered office at Via A. Doria 15, 10123 Turin (Italy), corporate capital of ITL

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                                                                page 3 of pages.


      20.000.000, fully paid in, registered with the Companies Register of the Chamber of Commerce in Turin under no. 548343, represented by Mr. Lorenzo Boglione in his capacity as Chairman and duly authorised to execute this Agreement (hereinafter referred to as "Saint Gallen");

- OLIMPIA S.r.l., a company organised and existing under the laws of Italy with registered office at Via dei Giardini n. 7, Milan - Italy, corporate capital of ITL 20.000.000 (twenty billion) fully paid in, registered with the Companies Register of the Chamber of Commerce in Milan under no. 1420817 (REA), represented by Mr. Carlo Pasteur in his capacity as Amministratore Unico duly authorised to execute this Agreement (hereinafter referred to as "OLIMPIA");

- ITAL BROKERS Holding S.p.A., a company organised and existing under the laws of Italy, with registered office at Via Galassi n. 2, Cagliari, corporate capital of ITL 5.000.000.000 fully paid in, registered in the Companies Register of the Chamber of Commerce in Cagliari under no. 151025, represented by Mr. Sebastiano Romeo or Mr. Franco Lazzarini in their respective capacity as Chairman and Managing Director and duly authorised to execute this Agreement (hereinafter referred to as "HBC");

- ARCEF Holding N.V., a company organised and existing under the laws of Netherlans Antilles, with registered office at Chuchubiweg 17, Curacao, corporate capital of USD 30,000 (thirty-thousand) fully paid in, represented by Mr. T.J. Eltink in his capacity as attorney duly empowered to execute this Agreement (hereinafter referred to as "NP"); and,

- Mr. Lorenzo Boglione, an Italian citizen, resident in Italy and domiciled at Via Padova, 55, 10152 Turin, Italy, (hereinafter "Mr. L. Boglione"); Mr. Enrico Boglione, an Italian citizen, resident in Italy and domiciled at Via Padova, 55, 10152 Turin, Italy, (hereinafter "Mr. E. Boglione"); and, Mr. Francesco Boglione, an Italian citizen, resident in the United Kingdom and domiciled at Via Padova, 55, 10152 Turin, Italy, (hereinafter "Mr. F. Boglione"); Mr. Marco Gallotti, an Italian citizen, resident in Italy and domiciled at Via Padova, 55, 10152 Turin, Italy, (hereinafter "Mr. Gallotti"); and, Mr. Giovanni Peracino, an Italian citizen, resident in Italy and domiciled at Via Padova, 55, 10152 Turin, Italy, (hereinafter "Mr. Peracino"); Messrs. Lorenzo Boglione, Enrico Boglione, Francesco Boglione, Marco Gallotti e Giovanni Peracino, also being jointly and collectively referred to as the "SG Directors"; and,

- Mr. Carlo Pasteur, an Italian citizen, resident in Italy and domiciled at Via Stampa 8, 20123 Milan (hereinafter "Mr. C. Pasteur"); and, Mr. Edoardo Pasteur, an Italian citizen, resident in Italy and domiciled at Via Santa Maria Valle 5, 20123 Milan, (hereinafter "Mr. E. Pasteur"); Messrs. Carlo Pasteur and Edoardo Pasteur, being jointly and collectively referred to as the "OLIMPIA Directors"; and,

- Mr. Franco Lazzarini, an Italian citizen, resident in Italy and domiciled at Via Albaro 3, Genova (hereinafter "Mr. Lazzarini"); Mr. Sebastiano Romeo, an Italian citizen, resident in Italy and domiciled at Via Albaro 3, Genova (hereinafter "Mr.

                                                                page 4 of pages.

      Romeo"); and, Mr. Gian Carlo Gardella, an Italian citizen, resident in Italy and domiciled at Via Albaro 3, Genova (hereinafter "Mr. Gardella"); Messrs. Franco Lazzarini, Sebastiano Romeo and Gian Carlo Gardella, also being jointly and collectively referred to as the "HBC Directors";

                                     WHEREAS

A. All the parties to this MSA (the "Parties") will become, by effect of a Master Acquisition Agreement (as defined below), the direct and indirect shareholders owning 100% of the shares of the Company (as defined below).

B. The Parties wish to implement the Memorandum of Understanding entered into on June 5, 1998, as amended and integrated thereafter on July 22, 1998, on July 28,1998, and by means of subsequent letters, whose contents are agreed upon by the Parties (the "MoU"), where, inter alia, the main terms of this MAA and of the MSA have been set out, and which will be fully replaced by the present MAA and by the MSA and, therefore, is terminated.

C. Certain of the parties hereto have entered into a shareholders' agreement dated July 22, 1997, which will be fully replaced by the present MSA and therefore has to be terminated.

      Therefore, the Parties hereto undertake and agree as follows:-

                                    PREAMBLE

1.    RECITALS AND EXHIBITS.

      The preambles hereto are to be construed as a material and integral part of this Master Shareholders' Agreement as well as the Exhibits and Annexes hereto.

2.    TERMINATION OF PRIOR AGREEMENTS.

      The Shareholders' Agreement dated 22 July 1997, entered into by and among WILLIS, SG, Olimpia, SG Stockholders and Messrs. Pasteur, as they are defined in such shareholders' agreement, and the MoU entered into by and among Willis Corroon Group plc, Willis Corroon Europe B.V., Tolbert Insurance & Finance B.V., Ital Broker Holding
                                                                page 5 of pages.


      S.p.A., Arcef Holding N.V, Uta Willis Corroon S.p.A., Saint Gallen S.r.l., and Olimpia S.r.l., are hereby terminated as of the date of this Agreement and all the parties are reciprocally released from any liability and/or obligation arising therefrom for any reason whatsoever.

3.    DEFINITIONS.

      In this MSA, the following expressions shall have the following meanings unless the context otherwise requires:

      (a) "Business" means the business currently conducted by the Company as defined below, Ital Brokers S.p.A. and Interconsultwise S.r.l;

      (b) "Company" means Uta Willis Corroon S.p.A., a company organised and existing under the laws of Italy with registered office at Via Padova 55, Turin (Italy), registered with the Companies Register of the Chamber of Commerce in Turin under no. 118566, whose corporate capital is equal to ITL 1.000.000.000 (one billion) fully paid in and shall be held 50% by Willis Europe and 50% by Tolbert, as resulting from the homologation of certain capital increases and of the new version of the by-laws, which - inter alia - will also modify the name of the Company into "Willis Corroon Italia Holding" and its business scope from an operating company to a holding company;

      (c) "Company's By-laws" means the current by-laws of the Company, attached hereto under Annex 3, and their new version to be adopted in accordance with the provisions of this MSA and to be attached under the same annex once homologated.

      (d) "Director(s)" means any of Messrs. Lorenzo Boglione, Enrico Boglione, Francesco Boglione, Marco Gallotti, Giovanni Peracino, Carlo Pasteur, Edoardo Pasteur, Franco Lazzarini, Sebastiano Romeo, Gian Carlo Gardella, who owns (or will own as of First Closing) a direct or indirect interest as shareholders in Tolbert; furthermore any of Messrs. Enrico Boglione, Carlo Pasteur, Edoardo Pasteur, Marco Gallotti, Giovanni Peracino, Franco Lazzarini, Sebastiano Romeo and Gian Carlo Gardella, also defined as "Strategic Director(s)" with respect to certain rights and obligations provided hereunder.

      (e) "Execution Date" means the date of signature of this MSA and of the MAA as defined below;

      (f) "Fiduciary Funds" means all premiums and claims monies paid to or received by the Company from any source which relates to the insurance transactions of any page 6 of pages.


            kind relating to clients in connection with the business of the Company.

      (g) "First Closing" has the same meaning of the term First Closing as defined in the MAA;

      (h) "First Option" means the put option set forth under paagraph 17.2 letter (a) or the call option set forth under paragraph 18.2 letter
            (a).

      (i) "Master Acquisition Agreement" or "MAA" means the agreement entered into on Execution Date by and among Willis, Tolbert, SG, Olimpia, HBC, NP, which, inter alia, provides for the acquisition by the Company of 100% of Italbrokers S.p.A. and Interconsultwise SRL, and the acquisition by Tolbert of a 50% interest in the Company following certain transactions and corporate action.

      (j) "Put and/or Call Options" means an irrevocable obligation of WILLIS to purchase all or part of the Shares from Tolbert (the "Put Options") and an irrevocable obligation of Tolbert to sell to WILLIS Europe all or part of the Shares in accordance with the terms and conditions provided hereunder (the "Call Options"), in accordance with the terms and conditions provided under the Put and/or Call Options Provisions of this MSA;

      (k) "Shareholder(s)" means jointly or severally a shareholder or the shareholders of the Company;

      (l) "Share(s)" means (i) the shares or the quotas in a company, (ii) any shares issued in exchange therefor by way of conversion or reclassification, (iii) any shares or quotas representing or deriving from such shares or quotas in case of any consolidation, merger or split up of such company with or into another legal entity, or in case of any sale or conveyance to another legal entity of any property of such company as a whole, (iv) any shares or quotas representing or deriving from such property as a result of any increase in, reorganisation of, or variation of the capital of such company, (v) any warrants, subscription or stock option rights, or any other form of security or instrument that would create rights to hold an equity interest in such company, which may be created or authorised from time to time and (vi) any respective interest in a legal entity deriving from such shares or quotas by way of change to such company's legal form;

      (m) "Subsidiary" means any subsidiary of the Company, in relation to which at least one of the conditions referred to in the first paragraph of article 2359 of the Italian Civil Code is met;

      (n) "Tolbert Shareholder(s)" means jointly or severally a shareholder or the shareholders of Tolbert; and,

      (o) "Transfer" means to sell, assign, contribute into another company, swap, exchange, assign in usufruct, assign the sole ownership ("nuda proprieta"), page 7 of pages.


            dispose of, or otherwise transfer (whether by way of pledge, encumbrance or otherwise) any of the Shares, be it for a consideration or on a nil consideration basis (also by deed of gift), directly or indirectly owned, or enter into a commitment to do any of the foregoing.

      (p) "Willis Corroon Italia" means UTA Willis Corroon Rischi Speciali S.R.L. - which is and shall be controlled by the Company and the name of which shall be changed to "Willis Corroon Italia".

4.    REFERENCE TO THE MASTER ACQUISITION AGREEMENT AND INTERIM PERIOD

4.1. This MSA and the MAA shall be entered into simultaneously on the same date and any and all events regulated in these two agreements that shall occur at Execution Date shall be deemed as to take place at the same time. If any of the transactions provided for in these two agreements should not take place, both this MSA, and the MAA shall remain without effect, unless otherwise agreed by the Parties, and each Party shall have recourse to all remedies available under applicable laws against the defaulting Party(ies).

4.2. Throughout the implementation of all actions set forth in this MAA and/or in the MSA and up and until the appointment of the new boards of directors of the interested companies as provided for in this MAA and/or MSA, the Parties agree to cause the boards of directors of all interested companies to conduct the day-to-day business in an ordinary and prudent manner with an aim to implementing the various actions provided for in this MAA and/or in the MSA, and to consult and agree among them should any extraordinary matter arise. Should the Parties fail to appoint new boards of directors, in any case the provisions set forth under the MSA shall apply with respect to the interested companies.

4.3. The Parties agree and acknowledge that a provision similar to this Article 4 has been provided for in the MAA.

4.4. The Directors hereby declare that even though they are not party to the MAA they fully acknowledge and agree all of the provisions set forth therein.

5.    PURPOSE AND EFFECTS OF THIS MASTER SHAREHOLDERS' AGREEMENT.

5.1. The Parties hereto acknowledge and agree that the aim of this MSA is to regulate their respective direct or indirect interests in the Company and in Tolbert as from the date of First Closing and to ensure that all rights and obligations of each of the Parties hereto are satisfied. However the provisions of this MSA set forth under paragraphs 6.1, 13.1 and 13.2 shall be valid and binding among the Parties from Execution Date.

                                                                page 8 of pages.


5.2. In particular, the Parties are fully aware that all the provisions of this MSA are non severable from each other (including the Put and/or Call Options and the related obligations to ensure their enforcement) and each of them is essential to the performance of the whole MSA.

5.3. Therefore, any default with respect to any provision of this MSA whatsoever, as well as any behaviour or act which may result in any unjustified delay, hindering, or default of any of them, shall be deemed to affect the entire MSA also for purposes of damages.

                 SHAREHOLDERS' PROVISIONS CONCERNING THE COMPANY

6.    LIMITATIONS TO THE TRANSFER OF SHARES IN THE COMPANY.

6.1. In view of the Put and/or Call Options provided hereunder, the Shareholders undertake not to Transfer any of the Shares of the Company up until 31st December 2007, unless prior written consent is obtained from the other Parties and, where the proposed transferee is not already a party to this Agreement, subject to this latter entering and being bound by all of the provisions set forth under this MSA.

6.2. The Parties expressly undertake not to abrogate the pre-emption right provided for under the current Company's by-laws and to amend it, and keep it so amended, in order to appropriately reflect (i) the definition of Shares and Transfer provided for under Article 3 above; and (ii) the Formula Price as defined under paragraph 20.1 below.

6.3. However, such pre-emption right shall not prejudice the exercise of the Put and/or Call Options and, to such effect, all of the Parties hereby waive any and all pre-emption rights they may be entitled to in respect of any Transfer of the Shares of the Company in accordance with the Put and/or Call Options.

7. COMPOSITION OF THE BOARD OF DIRECTORS AND OF THE COMMITTEE OF STATUTORY AUDITORS.

7.1. Upon the homologation of the new by-laws of the Company, its board of directors shall consist of 17 directors.

7.2. WILLIS will have the right to appoint 9 directors and Tolbert will have the right to appoint 8 directors. Should one of the directors need to be replaced or removed the new director shall be designated by the same Shareholder who has designated the replaced page 9 of pages.


      director and the other Shareholders shall vote at the general meeting of the Company in accordance with the instruction received by such Shareholder.

7.3. The Shareholders agree that, up until the exercise date of the First Option, the following appointments shall remain in place in the Company and in any of its subsidiaries:

          Director                 Office                       company

      Enrico Boglione      Chairman & Managing Director   the Company and Willis
                                                          Corroon Italia
      Franco Lazzarini     Deputy Chairman & Managing     the Company and Willis
                           Director                       Corroon Italia
      Sebastiano Romeo     Deputy Chairman & Managing     the Company and Willis
                           Director                       Corroon Italia
      Giancarlo Gardella   Managing Director              the Company and Willis
                                                          Corroon Italia
      Carlo Pasteur        Managing Director              the Company and Willis
                                                          Corroon Italia
      Lorenzo Boglione     Board Member                   the Company and Willis
                                                          Corroon Italia
      Edoardo Pasteur      Board Member                   the Company and Willis
                                                          Corroon Italia
      NP designee          Board Member                   the Company
      Marco Gallotti       Board member                   Willis Corroon Italia
      Giovanni Peracino    Board member                   Willis Corroon Italia

      Notwithstanding the partial exercise of the Put and/or Call Options, each of the Directors listed above shall be confirmed in his office(s) while he owns an indirect stake in the Company.

7.4. The Parties expressly agree that, up until the date of exercise of the First Option, each of the Directors shall be granted a directors' fee which shall not be lower than the fee currently received by each of them in relation to their respective office for the year commencing on January 1st, 1998. However, with effect as from January 1, 1999, Mr. Enrico Boglione shall be granted a directors' fee equal to the fee currently received by Mr. Franco Lazzarini and Mr. Sebastiano Romeo.

7.5. The Committee of Statutory Auditors of the Company shall consist of 3 effective members and 2 substitute members. WILLIS shall have the right to appoint two effective members and one substitute member of the Committee of Statutory Auditors, and Tolbert shall have the right to appoint one effective member, who shall be the President of the Committee, and one substitute member.

8.    MANAGEMENT OF THE COMPANY.

                                                               page 10 of pages.


8.1. Criteria for the management of the Company. Each party agrees to exercise all his/its respective rights, powers and faculties, as Shareholder and/or Director of the Company, to procure that:

      (a) the Company performs and complies with all its obligations under this MSA and the Company's by-laws;

      (b) all matters reserved by law or by the By-laws to the decision of the ordinary Shareholders' meeting of the Company shall be resolved upon with the favourable vote of Shareholders representing at least the majority of the entire issued share capital of the Company. Notwithstanding the provisions set forth under this letter (b), the Parties agree that in respect of the approval of the yearly accounts of the Company, a 91% majority of the entire issued share capital of the Company shall be reached;

      (c) all matters reserved by law or by the By-laws to the decision of the extraordinary Shareholders' meeting of the Company shall be resolved upon with the favourable vote of Shareholders representing at least the 91% of the entire issued share capital of the Company;

      (d) the Business is conducted in accordance with sound and good business practice, the highest ethical standards and the applicable provisions of laws and regulations;

      (e) the Fiduciary Funds shall not be used for the purpose of paying any of the Company's expenditures of whatsoever nature to which purpose the Shareholders and the Directors shall procure that such funds shall be always held in a separate designated interest bearing account. (This account may be at the same bank as the Company's other bank accounts).

In any case the Shareholders and the Directors agree to manage the Company in the most careful and diligent manner. In particular, the Shareholders and the Directors undertake that the Company shall not carry out any activity which may be outside the normal course of Business and inconsistent with the past practice, except as expressly provided for under this Shareholders' Agreement or with the prior written consent of all the Shareholders.

8.2. Duty of previous consultation. In order to achieve the Company's object the Shareholders and the Directors undertake to consult each other prior to any material resolution to be adopted by the Shareholders' Meeting or the Board of the Company, or prior to any material act to be performed by or involving the Company, for the purpose of taking a common position in accordance with the Company's interest.

8.3. Day to Day Management. The Shareholders agree that the day to day management of the ordinary activity of the Company shall be entrusted to the Chairman page 11 of pages.


      and to all of the Managing Director(s).

8.4. List of items requiring approval of the Board. Notwithstanding the foregoing, the Shareholders agree that the following decisions and actions may not be made or taken by the Board unless they have been approved with the affirmative vote of a simple majority of the directors in office, such majority being obtained by the affirmative vote of at least two directors appointed by WILLIS and two appointed by Tolbert (of which one among the directors designated by SG and OLIMPIA, and one among the directors designated by HBC and NP):

      (a) the purchase or sale by the Company of a shareholding of any nature whatsoever in another company or an interest of any nature in any concern;

      (b) the investment in, acquisition, sale, exchange, or disposal by the Company of any asset or property in an amount exceeding ITL. 500,000,000- to be adjusted each year for inflation on the basis of the ISTAT index;

      (c) the undertaking, pursuing, participating in, or promoting by the Company any activity other than the Business;

      (d) the giving by the Company of any guarantee or indemnity or the creation of any charge, lien or security of whatever nature over the assets of the Company;

      (e) the proposal for consolidation, amalgamation, merger or split up of the Company and/or of any Subsidiary, with or into any other company;

      (f) the disposal of or dilution of the Company's shareholding or interest, directly or indirectly, in any Subsidiary;

      (g) the making of any loan or advance to any person, firm, corporate body or any other business other than in the ordinary course of business in excess of ITL. 150,000,000 - to be adjusted each year for inflation on the basis of the ISTAT index or the borrowing of any money except by way of advance payments of premiums due by clients or indemnification of agreed losses on behalf of insurance companies due to clients in the ordinary course of business;

      (h) the creation, allotment or issue of any Shares or any other securities or the grant of any option or right to subscribe in respect thereof or convert any instrument into Shares;

      (i) the termination of any material line of business operation of the Company;

      (j) the making any material change in the Business (or its proposal to the Shareholders if such amendment requires a change in the "oggetto sociale" (scope) of the Company);

                                                               page 12 of pages.


      (k) the making by the Company of any contract of material nature outside the normal course of the Business;

      (l) the proposal of reduction of the Company's capital, variation of the rights attaching to any class of Shares or any redemption, purchase or other acquisition by the Company of any Shares or other securities of the Company;

      (m) the proposal of adoption of any bonus or profit-sharing scheme or any share option or share incentive scheme or employee trust or ownership plan;

      (n)   the proposal of any change to the Company's by-laws;

      (o) the presentation of any position for the winding up of the Company, the suspension of payments or voluntary bankruptcy;

      (p) the approval of annual capital and revenue budgets and any modification thereto;

      (q) the formation of, or entry into, any partnership, association or joint venture, or the establishment of any new branches;

      (r) the entry into any transaction, arrangement or agreement outside the ordinary course of Business with or for the benefit of any director of the Company or any Subsidiary, or persons connected or associated with any such director;

      (s) the entry into any payment obligation by and between the Company and any of the Shareholders, unless at arm's length in the ordinary course of business;

      (t) the commencement, settlement or defence of any action, proceedings or other litigation involving the Company, outside the ordinary course of business;

      (u) the change in the remuneration or powers of the Chairman and the Managing Directors appointed upon designation of Tolbert;

      (v) subject to paragraph 7.3 above the appointment or removal of any person as managing director or chairman of the Company;

      (w) to vote the shares held by the Company in the Subsidiaries and in any other legal entity;

      (x) to apply for the admittance of the Company to any regulated stock exchange market.

      In determining whether any of the matters described above require the approval of the Board, a series of related transactions in any financial year which when aggregated exceed the figures specified in the relevant paragraph shall be construed as a single transaction requiring such approval.

                                                               page 13 of pages.


      WILLIS acknowledges that the board resolutions under letter (u) above require the affirmative vote of at least two Directors appointed by Tolbert and consequently, the vote cast by the Directors appointed by Tolbert with respect to such board resolutions shall not be deemed to be in conflict with the interests of the Company.

      The Shareholders further agree (i) that with respect to the matters listed above in this paragraph 8.4, they will not vote in ordinary shareholders' meetings in a manner contrary to the determination already expressed in the resolution of the Board; and (ii) to not approve any resolution unless a resolution on the same matter has been duly resolved by the Board.

9.    CONDUCT OF BUSINESS.

9.1. Security of Markets. In light of the fact that WILLIS has been engaged for a long time in, and has acquired a significant international experience on, the Business and in order to have the Company benefit from such experience, the Parties hereby agree and undertake that the Company will use for the placing of the Business on behalf of its clients such insurance companies and markets as shall have been approved by the Willis Market Security Committee from time to time if applicable in relation to the Italian market.

9.2. Insurance. The Directors and the Shareholders shall procure that the Company take out "Errors and Omissions" insurance cover considered adequate by WILLIS.

      9.2.1. Subject to Article 9.2 above, WILLIS shall use reasonable endeavours to procure that the Company shall be included in the Willis Group Errors and Omissions Insurance Policy (the "Policy") in respect of amounts in excess of any underlying policies which the Company may take out.

      9.2.2. Subject to the Company being included in the Policy in accordance with Article 9.2.1 above the Company shall participate fully in the Policy and shall pay to WILLIS a reasonable share of premium, on the basis of an equitable allocation across all companies covered by such policies and taking account of the total premium handled by the Company, its retained brokerage and number of employees.

9.3. Budgets and financial information. The Directors and the Shareholders agree that the Board shall:

                                                               page 14 of pages.


      (a) supply WILLIS on or before 1st October of each year with detailed revenue and capital budgets for the Company and its Subsidiaries (including estimated major items of revenue and capital expenditure) for the following calendar year, broken down on a monthly basis, and accompanying cash flow forecast, together with a balance sheet showing the projected position of the following calendar year and such additional statements and documents as deemed appropriate by WILLIS;

      (b) supply WILLIS within 4 (four) days after the end of each calendar month, with monthly non-audited management accounts, such accounts to include a detailed profit and loss account, balance sheet and cash flow statement in a format prescribed by WILLIS and a review of the budget together with a reconciliation of results with revenue and capital budgets for the corresponding month;

      (c) supply WILLIS with all the monthly and other periodical or occasional accounting reports and documents that are produced by the Company at the time when such reports and documents are drawn by or delivered to the management of the Company;

      (d) supply WILLIS with such documents, information or data on the financial or economic situation of the Company and of the Subsidiaries which are available and which WILLIS may reasonably request within a reasonable period of time from the request of WILLIS; and

      (e) immediately inform WILLIS of any technical, legal or administrative event which has already occurred or is threatened or likely to occur and which may materially prejudice the financial or economic situation of the Company and/or the Subsidiaries.

9.4. Dividend policy. To the extent that the legal reserves and other necessary provisions have been duly allocated in compliance with the applicable provisions of law and the by-laws, the Shareholders hereby undertake and agree to procure that the Company and all its subsidiaries shall distribute the maximum dividends possible in accordance with sound and good business practice, and diligent and careful management. It being understood that the intention is that dividends should be as near 100% of the annual distributable profits as is possible.

10.   AMENDMENT OF THE BY-LAWS.

      All Shareholders undertake to fully co-operate so as to incorporate, to the extent permitted by applicable laws, any of the provisions of this MSA in the new Company's By-laws.

11.   RECIPROCAL UNDERTAKINGS ON BUSINESS.

                                                               page 15 of pages.


11.1. WILLIS expressly undertakes not to vote capital increases aimed at diluting Tolbert's shareholding in the Company, always provided that any capital increase in the Company shall be justified by Company's business expansion and take place at terms and conditions based on a fair evaluation of the liquidity required to finance such Company's business expansion.

11.2. WILLIS undertakes: (i) to channel all its Italian business through the Company; and, (ii) not to provide the WILLIS Retail Network to other brokers operating in Italy.

11.3. The Shareholders and Tolbert Shareholders undertake: (i) to cause the Company to channel all its business outside Italy to WILLIS and its retail network, making their best efforts to pursue the said purpose. Such obligation will not be applicable to the countries where WILLIS does not have any established presence (i.e. where WILLIS does not have any interest in any local company, firm or entity); and, (ii) to use their best endeavours to direct all wholesale business (including reinsurance, both facultative and treaty) generated directly or indirectly by the Business to WILLIS Faber & Dumas Limited or such other WILLIS company as appropriate. In the event that WILLIS does not offer competitive rates and remuneration or does not have the specialist expertise to handle such business it will be discussed constructively among and agreed by the Parties with a view to reaching a mutually acceptable solution, including, if appropriate, the use of a third party broker.

11.4. Notwithstanding the above, the Directors, Tolbert and Tolbert Shareholders recognise that WILLIS has a considerable reinsurance and wholesale activity in Italy connected to other Italian insurers and Italian brokers, and hereby agree that WILLIS is and will be free to carry on and expand the above activities provided that such expansion will not conflict with the activity of the Company. Consequently, the Directors, Tolbert and Tolbert Shareholders hereby undertake and warrant to exercise their best endeavours to cause the Company not to conduct itself in a way which will conflict with or be detrimental to WILLIS' existing wholesale relationships. However, WILLIS expressly undertakes not to give insurance or reinsurance assistance or risk management consultancy in any manner whatsoever to other brokers or insurers operating in Italy who are competing with the Company as regards the same clients or prospective customers in connection with the Company's activities, and always provided that the Company has previously informed WILLIS that it is negotiating with such clients or prospective customers. WILLIS agrees and undertakes to inform the Company on a regular basis of any major wholesale initiative to be carried out in Italy with other brokers and/or insurers.

11.5. The Parties hereby undertake not to acquire other than through the Company, any participation, directly or indirectly, in any other insurance broker operating in Italy, unless a previous negotiation has been carried out and an agreement reached thereon among themselves.

                                                               page 16 of pages.


11.6. The Directors, Tolbert and Tolbert Shareholders acknowledge however, that WILLIS may acquire an indirect shareholding or other participation in an insurance broker operating in Italy as a result of an acquisition of a company outside Italy. In such an event, it shall be expressly agreed that WILLIS shall not be in default hereunder provided that WILLIS will either put the new company under the control of the Company or resell or dispose of its interest.

                   SHAREHOLDER'S PROVISIONS CONCERNING TOLBERT

12.   LIMITATIONS TO THE TRANSFER OF SHARES.

      In view of the Put and/or Call Options provided hereunder, the Tolbert Shareholders undertake not to Transfer any of the Shares of Tolbert, or any Share of SG, OLIMPIA or HBC, up until 31st December 2007.

13.   RIGHT OF PREEMPTION AND CONSOLIDATION OF CERTAIN SHAREHOLDERS.

13.1. The Parties expressly undertake not to abrogate the pre-emption right provided for under the current Tolbert' s by-laws and to amend it in order to (i) appropriately reflect the definition of Shares and Transfer provided for under Article 3 above, and (ii) set as the purchase price of the Shares of Tolbert, to be so offered in pre-emption, the Formula Price (as defined below), as proportionate to the Shares of the Company corresponding to such offered Shares, net of any cost or tax effect.

13.2. However, such pre-emption right shall not prejudice the exercise of the Put and/or Call Options provided hereunder and, to such effect, all of the Parties hereby waive any and all pre-emption rights they may be entitled to in respect of any Transfer of the Shares of Tolbert in accordance with the Put and/or Call Options provided for hereunder.

13.3. The Parties hereto acknowledge and all Tolbert Shareholders undertake and agree not to oppose any act or resolution of SG and OLIMPIA aimed at merging or otherwise consolidating or contractually bound together their interest in Tolbert.

14.   COMPOSITION OF THE BOARD.

14.1. The Board shall consist of up to 4 directors.

                                                               page 17 of pages.


14.2. SG, HBC and NP will have the right to appoint 1 director each. SG and OLIMPIA will have the right to jointly appoint 1 director. Should one of the Directors need to be replaced or removed the new director shall be designated by the same Tolbert Shareholder who has designated the replaced director and the other Tolbert Shareholders shall vote at the general meeting of Tolbert in accordance with the instruction received by such Tolbert Shareholder.

14.3. In the event of a change in the ownership of Tolbert the composition of the Board shall be adjusted accordingly, and each shareholder should have the right to designate a director(s) in proportion to its holdings.

14.4. To the extent permitted by applicable law, the Board of Directors of Tolbert shall be vested with all powers of ordinary and extraordinary management and the meetings shall be validly constituted only if a majority of the directors in office are attending.

14.5. To the extent permitted by applicable law the Board of Directors of Tolbert shall in particular be vested with the power to exercise the Put Options provided hereunder upon specific written instructions of any of its shareholders and to sell any of the Shares as a consequence of a Call Options (as provided for hereunder).

14.6. All decisions of the Board of Directors shall be resolved upon with the favourable vote of the majority of the directors (without casting vote) in attendance.

15.   CONDUCT OF BUSINESS.

15.1. Scope of Tolbert. Tolbert Shareholders undertake to keep Tolbert as a pure holding company for the sole purposes of holding an equity interest in the Company, with the sole exception of the 50% participation in Medsea International Insurance Broker Ltd. ("Medsea")

      The Shareholders and Tolbert Shareholders expressly agree that (i) Medsea shall not book, and consequently shall refrain from booking, any brokerage service in relation to NESCO; and that Medsea shall not compete with the Company and in particular with the business previously carried out by Italbroker S.p.A.. Any of such activities may be carried out by Medsea only upon previous and express consent to be released by the Board of the Company.

15.2. Dividend Policy. To the extent that the legal reserves and other necessary provisions have been duly allocated in compliance with the applicable provisions of law and the By-laws, the Tolbert Shareholders hereby undertake and agree to procure that Tolbert shall distribute the maximum dividends possible in accordance with sound and good business practice, and diligent and careful management. It being understood that page 18 of pages.


      the intention is that dividends should be as near 100% of the annual distributable profits as is possible.

16.   AMENDMENT OF THE BY-LAWS.

16.1. All Tolbert Shareholders agree that, unless as otherwise specified hereunder, Tolbert shall be governed by Tolbert's By-laws as attached hereto as Annex 16.1.

16.2. Tolbert's By-laws shall, to the extent permitted by applicable law and advised by the respective counsels, incorporate any relevant provision of this MSA and in particular be drafted so as to permit the timely and duly exercise of the Put and/or Call Options (as defined below) to the benefit of WILLIS or to the indirect benefit of any of the Tolbert Shareholders as provided hereunder; and to allow the timely and duly compliance with the provisions set forth under Article 8.5 of the MAA.

16.3. All matters reserved by law or by the By-laws to the decision of the shareholders' meeting of Tolbert shall be resolved upon with the favourable vote of Tolbert Shareholders representing at least the majority of the entire issued share capital of Tolbert.

16.4. Tolbert Shareholders undertake to negotiate in good faith appropriate deadlock provisions to prevent the dissolution of Tolbert in the event that Tolbert's corporate bodies do not reach the majority required to pass their resolutions.

                         PUT AND CALL OPTIONS PROVISIONS

17.   PUT OPTIONS BY TOLBERT.

17.1. The Put Options to be exercised by Tolbert relate to the Shares of the Company owned by Tolbert and may be exercised only if the interested shareholder(s) of Tolbert give written instructions to that effect to the Board. If, under applicable law, the exercise of the Put Option shall be authorised by a shareholders meeting of Tolbert, all other shareholder(s) of Tolbert shall attend such meeting and undertake to vote in favour of the exercise of the Put Option by Tolbert. Tolbert shall exercise the Put Option only in respect of such number of Shares of the Company as proportionate to the shares of Tolbert owned by the shareholder of Tolbert who made the request. All proceeds arising from the exercise of the Put Option shall be distributed to the shareholder of Tolbert, who made the request, in accordance with applicable corporate and tax laws and regulations, through appropriate legal structures (inter alia by making use of different classes of page 19 of pages.


      shares in Tolbert, and/or deposit of the Shares of the Company with a Trustee), net of any cost or tax impact for Tolbert.

17.2. The Put Options shall be exercised, under penalty of forfeiture, as follows:-

      (a) Not earlier than August 1, 2003 and not later than September 30, 2003, each of the Tolbert Shareholders will have the right to cause Tolbert to exercise the Put Option, in whole or in part, over 60% of its holding - as after the Second Capital Increase has been completed - at the Formula Price (as defined below). Any non-exercised Put Option may be exercised at the next Put Option exercise date.

      (b) Not earlier than August 1, 2005 and not later than September 30, 2005, each of the Tolbert Shareholders will have the right to cause Tolbert to exercise the Put Option, in whole or in part, over 20% of its holding - as after the Second Capital Increase has been completed - at the Formula Price. Any non-exercised Put Option may be exercised at the next Put Option exercise date.

      (c) Not earlier than August 1, 2007 and not later than September 30, 2007, each of the Tolbert Shareholders will have the right to cause Tolbert to exercise the Put Option over the remaining Shares at the Formula Price.

      (d) In the event that WILLIS is taken over - in any way which results in a change of control - by one of the top five global insurance broking groups (measured by revenue), any of the Tolbert Shareholders will have the right to cause Tolbert to exercise the Put Option, in whole or in part, at the Formula Price with a Minimum, as defined below in paragraph 17.3, up until the third anniversary of First Closing and at the Formula Price at any time thereafter. This Put Option shall be exercised, under penalty of forfeiture, within 2 months from the notice of the event, to be communicated in writing by Willis to Tolbert.

17.3. The following Put Options are to be exercised by Tolbert only if requested by such Tolbert Shareholder(s) of which the Director referred in the events listed in this Article 17.3 is a shareholder and only in respect of such number of Shares as proportionate to the shares of Tolbert indirectly owned by the Director who made the request through a shareholder of Tolbert

      The following Put Options shall be exercised, under penalty of forfeiture, within and not later than 4 months from the event:

      (a)   if a Director:

            (i) at any time, is removed from office as a Director or manager of the Company without Cause - as defined in paragraph 20.3 below - or if he voluntarily leaves the Company, or in the event of death or permanent disablement, at the Formula Price;

                                                               page 20 of pages.


            (ii) at any time, is removed for Cause, at 50% of the Formula Price if he is removed within 5 years from First Closing, or at the 75% of the Formula Price if he is removed after 5 years from First Closing;

      (b)   if a Strategic Director:

            (i) at any time, prior to 31st December 2003, voluntarily leaves the Company, or is removed for Cause, at 50% of the Formula Price;

            (ii) at any time, after 31st December 2003, voluntarily leaves the Company, or is removed for Cause, at 75% of the Formula Price;

            (iii) at any time, in the event of death or permanent disablement, at the Formula Price;

            (iv) at any time, ceases to be a shareholder in any of SG, OLIMPIA and HBC or if any of such companies ceases to be controlled by Directors, at the 50% of the Formula Price if the event occur within 5 years from First Closing, or at 75% of the Formula Price if the event occur after 5 years from First Closing;

            (v) at any time, is removed from office as a Director or manager of the Company without Cause, at the Formula Price with a Minimum as defined below;

      (c) if a Director listed under paragraph 7.3 above, is not re-appointed in his office as a Director of the Company, in accordance with the provisions set forth under the same paragraph, provided that he owns an indirect holding in the Company, at the Formula Price with a Minimum as defined below;

      (d) at any time, if WILLIS is in breach of this Agreement, which breach has not been remedied within a 90 day period from a notice in writing from Tolbert to WILLIS to such effect (copy of such notice shall be communicated by Tolbert its shareholders and to the Directors), at the Formula Price, subject to a Formula Price with a Minimum equal to a value of ITL. 110 billion for the Company, increased from the date of the First Closing by the Italian Consumer Price Index (hereinafter "CPI") multiplied by the percentage of the shareholding to be sold (the "Formula Price with a Minimum").

            Should the event provided for hereinabove take place, also NP will have the right to exercise a put option to be exercised, under penalty of forfeiture, within 4 months from the expiry of the notice in writing to WILLIS above mentioned, in respect of such number of Shares of the Company as proportionate to the shares of Tolbert owned by NP, at the Formula Price with a Minimum (as above defined).

                                                               page 21 of pages.


17.4. Upon receipt of the Put Option notice WILLIS acknowledges and agrees to give to the Director's co-shareholders in SG, OLIMPIA or HBC, as the case may be, the right to acquire its shares at the same price (net of any cost or tax effect for Tolbert and/or SG, OLIMPIA, HBC or NP, as the case may
      be) that the Director would have received from WILLIS through Tolbert via SG, OLIMPIA, or HBC, as the case may be, in case of exercise of such Put Option. The Director's co-shareholders shall be requested to exercise such right of pre-emption within 30 days from receipt of the notice from WILLIS to such effect, under penalty of forfeiture.

17.5. Should any of the co-shareholders in any of SG, Olimpia or HBC, not wish to exercise the pre-emption right provided for under Article 17.4 above , the same will be offered to any of SG, Olimpia, HBC, or NP, as the case may be, that will be entitled to exercise pro-rata the pre-emption rights. Such pre-emption right should be exercised within 20 days from receipt of the notice from WILLIS to such effect, under penalty of forfeiture.

18.   CALL OPTIONS BY WILLIS.

18.1. The Parties expressly agree that any of the Call Options to be exercised by Willis are in relation to the Shares of the Company owned by Tolbert. All proceeds arising from the exercise of the Call Options shall be to the benefit of the Tolbert, except as provided for under Article 18.4 below.

18.2. The Call Options shall be exercised under penalty of forfeiture, as follows:-

      (a) not earlier than July 1, 2003 and not later than July 31, 2003, over a 20% share of the total holding of Tolbert - as after the Second Capital Increase has been completed - at the Formula Price subject to a Formula Price with a Minimum (as above defined);

      (b) not earlier than July 1, 2005 and not later than July 31, 2005, if the option set out in Article 18.2 letter (a) above has not been exercised, over a 20% share of the total holding of Tolbert - as after the Second Capital Increase has been completed -at the Formula Price;

      (c) not earlier than July 1, 2007 and not later than July 31, 2007, over all the outstanding Shares owned by Tolbert, at the Formula Price.

18.3. Furthermore, with respect to the exercise of the Call Options provided for under Article below the Parties hereby agree that, through appropriate legal structures - inter alia by making use of different classes of shares in Tolbert, and/or deposit of the Shares with a Trustee, and/or certain Put and/or Call Options between the shareholders of page 22 of pages.


      Tolbert and/or the Directors:

      (a) the number of Shares subject to such Call Options shall be proportionate to the shares of Tolbert indirectly owned by the Director referred to hereinbelow through SG, OLIMPIA or HBC, as the case may be; and

      (b) the proceeds (net of any tax effect for Tolbert and/or SG, OLIMPIA or HBC, as the case may be and without any additional cost for WILLIS) of any sale subsequent to such Call Options shall be distributed by appropriate legal structures to the benefit of the interested Director, so as to obtain the same effects as if the exercise of the Call Option were exercised by Willis directly vis-a-vis the said shareholder of Tolbert of which the Director is a Shareholder.

18.4. Such Call Options shall be exercised, under penalty of forfeiture, within and not later than 6 months from the event:

      (a)   if a Director:

            (i) at any time, is removed from office as a Director or manager of the Company without Cause, or if he voluntarily leaves the Company, or in the event of death or permanent disablement, at the Formula Price;

            (ii) at any time, is removed for Cause, at the 50% of the Formula Price if he is removed within 5 years from First Closing, or at the 75% of the Formula Price if he is removed after 5 years from First Closing;

      (b)   if a Strategic Director:

            (i) at any time prior to 31st December 2003, voluntarily leaves the Company, or is removed for Cause, at 50% of the Formula Price;

            (ii) at any time after 31st December 2003, voluntarily leaves the Company, or is removed for Cause, at 75% of the Formula Price;

            (iii) at any time, in the event of death or permanent disablement, at the Formula Price;

            (iv) at any time, ceases to be a shareholder in any of SG, OLIMPIA and HBC or if any of such companies ceases to be controlled by Directors, at the 50% of the Formula Price if the event occur within 5 years from First Closing, or at 75% of the Formula Price if the event occur after 5 years from First Closing;

            (v) at any time, is removed from office as a Director or manager of the Company without Cause, at the Formula Price with a Minimum.

                                                               page 23 of pages.


18.5. In case of any event that may determine the exercise of a Call Option under Article 18.4 above, WILLIS acknowledges and agrees to give to the Director's co-shareholders in SG, OLIMPIA or HBC, as the case may be, the right to acquire its shares at the same price (net of any cost or tax effect for Tolbert and/or SG, OLIMPIA, HBC or NP, as the case may be) that the Director would have received from WILLIS through Tolbert via SG, OLIMPIA, or HBC, as the case may be, in case of exercise of such Call Option. The Director's co-shareholders shall be requested to exercise such right of pre-emption within 30 days from receipt of the notice from WILLIS to such effect, under penalty of forfeiture.

18.6. Should any of the co-shareholders in any of SG, Olimpia or HBC, not wish to exercise the pre-emption right provided for under Article 18.5 above , the same will be offered to any of SG, Olimpia, HBC, or NP, as the case may be, that will be entitled to exercise pro-rata the pre-emption rights.

      Such pre-emption right should be exercised within 20 days from receipt of the notice from WILLIS to such effect, under penalty of forfeiture.

19.   SPECIAL TOLBERT PUT AND CALL OPTION.

      Should WILLIS purchase another insurance broker operating in Italy in breach of the arrangements to be entered into in accordance with Article 11, or appoint another broker as the WILLIS Retail Network partner in
      Italy: (i) Tolbert will have an option to buy from WILLIS and WILLIS shall be bound accordingly to sell to Tolbert, upon the exercise of such option, all (but not part of) the shares held in the Company by WILLIS, at 75% of the Formula Price; or (ii) Tolbert will have an option to sell to WILLIS and WILLIS shall be bound accordingly to buy from Tolbert, upon the exercise of such option, all (but not part of) the capital holdings held by Tolbert at 125% of the Formula Price. In the event that Tolbert exercises an option pursuant to the terms of this Article 19 then restrictive covenants will apply to the selling Shareholder(s). The terms of such restrictive covenants will be identical to those set out in
      Article 22 below with the exception that they will apply for one year from the date on which the selling Shareholders cease to be Shareholders.

20.   PUT AND CALL OPTIONS DEFINITIONS.

20.1. "Formula Price":-

      (a) Means the price obtained by applying the p/e of WILLIS Group diminished by 2 to the average Normalised Consolidated After Tax Earnings of the Company for the last two completed and audited financial years subject to the applied p/e being a minimum of 10 and a maximum of 17. The p/e of WILLIS Group will be calculated as the average share price for the preceding twelve months to the page 24 of pages.


            date of the exercise of the option divided by the average normalised earnings of the latest two financial years. The normalised earnings of WILLIS Group will be calculated using accounting policies and principles consistent with and on the same basis as the basis used in the preparation of the WILLIS Group's 1997 accounts.

      (b) For the purposes of calculating the average Normalised Consolidated After Tax Earnings (as defined below) of the Company, such earnings of the Company for the first of the two years only will be increased by the ltalian CPI percentage increase during the second of the two years.

      (c) Should WILLIS Group at any time during the life of this Agreement no longer be listed, the p/e of WILLIS Group will be the average share price over the twelve month period beginning with a date fifteen months prior to the date of any announcement concerning the possible de-listing and ending three months before that date, divided by the normalised earnings of the latest financial year subject to the maximum and minimum p/e's set out above.

      (d)   In the event that an option is exercised other than those set out in
            Article 17.2 letter (d) in 1998 or 1999, the formula will apply to the Normalised Consolidated After Tax Earnings (as defined below) of 1998 only.

20.2. "Normalised Consolidated After Tax Earnings":-

      (a) Means the earnings after tax net of any actual after-tax effect of all Exceptional, Extraordinary and Prior Year Items which by their nature are not recurring items and before the actual after tax effects of the amortisation of goodwill.

            For the purposes of the above, Extraordinary, Exceptional and Prior Year items will be identified by the auditors as those exceptional, extraordinary and prior year items requiring disclosure in the accounts of the Company in accordance with the applicable accounting policies (International Accounting Standards and the accounting principles established by the "Ordine Nazionale dei Dottori Commercialisti" and by the "Collegio dei Ragionieri"). In the event of conflicting accounting guidelines, the International Accounting Standards are to take priority.

      (b) Normal tax rate will be defined as the effective tax rate (being the standard rates of tax applicable to the Company at the relevant time on a consolidated basis) to include the effect of normal disallowable items but adjusted to exclude the tax effect of any goodwill, brought forward losses or other exceptional items. It is agreed that none of the parties will take any action, or omit to take any action, as part of its tax planning, that will have an impact on the effective tax rate.

20.3. "Cause" means :-
                                                               page 25 of pages.


            (i)   serious and persistent breach of contract; and,

            (ii) any action or situation which would result in a Director's or Strategic Director's registration with the ltalian Association of lnsurance Brokers being cancelled.

21.   GENERAL CONDITIONS CONCERNING PUT AND CALL OPTIONS.

21.1. Formula Price Determination. For the purposes of exercising the Put and/or Call Options, the Parties agree that the Company shall give mandate to its external auditors to calculate the Formula Price simultaneously to the approval of the yearly accounts respectively ending on December 31, 2002, December 31, 2004, and December 31, 2006, to be resolved by the Company shareholders' meeting.

21.2. Option's (s') Exercise.

      It is expressly agreed among the Parties, that each of the Parties undertakes to waive his/its pre-emption right as granted to him/it under the By-laws of respectively the Company, and/or Tolbert, as the case may be, on the Shares/stock of the other which shall be submitted to a Put or a Call Option as the case may be. It is further agreed and understood among the Parties hereto that no consideration shall be owed to any Party or to any third party by any other Party for waiver of their respective pre-emption rights.

      21.2.1. The Put and/or Call Options shall be exercised by written notice, to be given, via registered mail, return receipt, or via fax (to be confirmed by registered mail, return receipt), within and not later than the respective deadlines (as above indicated) (the "Option Notice") to the from time to time addressee Party (the "Interested Party"). In the Option Notice the Option price shall be set by the party addressing the Option Notice (the "Exercising Party").

      21.2.2. In the event of disagreement on the Put and/or Call Option price or should the Put and/or Call Option price not be indicated in the Option Notice, the Interested Party and the Exercising Party shall jointly defer the determination of the Formula Price to an independent accounting firm of international standing ( the "Arbitrator") within 20 days from the receipt of the Option Notice.

      21.2.3. In case of impossibility or refusal of the Arbitrator or should the Exercising Party and the Interested Party fail to jointly appoint the Arbitrator within the term of 20 days from receipt of the Option Notice, the determination of the Put and/or Call Option price shall be deferred to an independent arbitrator to be appointed by the President of the Tribunal of Turin upon application of the most diligent party, for the final determination of the Put and/or Call Option price.

      21.2.4. The Arbitrator shall determine the Put and/or Call Option price (and interests if applicable) within 60 days from its acceptance of the said task.

                                                               page 26 of pages.


              The Arbitrator's determination shall be final and binding upon the Parties and it shall be deemed to be a part of the provisions of this Agreement and communicated by written notice, to be given, via registered mail, return receipt, or via fax (to be confirmed by registered mail, return receipt) (the "Arbitrator's Notice).

              All the fees and costs relating to the determination by the Arbitrator of the Put and/or Call Option price shall be borne :

            (i) by the Interested Party, should the Arbitrator substantially confirm the amount of the Put and/or Call Option price as indicated in the Option Notice; or

            (ii) by the Exercising Party, should the Put and/or Call Option price determined by the Arbitrator be substantially different from the amount indicated in the Option Notice.

21.3. Subject to the authorisations and procedures required by the London Exchange if any or applicable, any stockholdings sale pursuant to the exercise of any of the Put and/or Call Options shall be duly perfected by the relevant Parties within 15 days after the receipt of the Option Notice or after the receipt of the Arbitrator's Notice:

            (i) by transferring the stockholdings in the Company or in SG, Olimpia, HBC or NP as applicable, from the relevant selling Party to the relevant purchasing Party, pursuant to the requirements of applicable law; and

            (ii)  by simultaneously paying the relevant price.

21.4. The transfer of the stockholdings pursuant to Article 21.3 above shall be carried out at the time and in the place which shall be agreed in writing by the relevant Parties.

21.5. No representations and warranties shall be given by the selling Party in relation to the transfer of any stockholding pursuant to the Put and/or Call Options, other than representations and warranties regarding the freedom of the shares transferred from pledges, encumbrances and third party rights of any nature.

21.6. The dividend on the shareholding in the Company or in SG, Olimpia, HBC or NP as applicable, as the case may be, subject to the Put and/or Call Options shall pro rata accrue on the relevant selling Party up until the date of their exercise and accordingly such dividends shall pro rata accrue on the relevant purchasing Party from the day after date of Option's(s') exercise.

22.   RESTRICTIVE COVENANTS.

                                                               page 27 of pages.


      In view of the above rights indirectly granted to the Directors under the Put Options provided above each Director shall undertake during the currency of this Agreement and for a period of two years from the date upon which he shall have ceased to be a Director, or a director, employee, or advisor of the Company and/or a Subsidiary (the "Period"), not to, directly or indirectly in his own name and behalf or on behalf of third parties:

      (a) solicit or handle the business of any client of the Company or of a Subsidiary which the Company or a Subsidiary handled at any time in the two years prior to the commencement of the Period;

      (b) not to employ any of the employees of the Company or of a Subsidiary;

      (c) not to make use of or disclose to any third party any information concerning customers of the Company or of a Subsidiary.

                               GENERAL PROVISIONS

23.   RIGHT OF INFORMATION.

      The Parties agree and undertake to use their best efforts to ensure that any significant proposal, scheme or project to be entered into by the Company shall be submitted to Willis and all the Directors a reasonable period in advance of any approval which may be required thereof by the board of the Company. In addition, the Parties agree that in any case Willis shall be given ample opportunity to review anew any such proposed deal prior to any decision of the board of the Company.

24.   WARRANTIES.

      Each Party warrants that:

      (a) it/he has the power to execute this MSA and perform the transactions contemplated hereby and that such execution and transactions have been authorised by all necessary corporate or other action or body and do not and will not violate any applicable law or regulation or, in the case of a corporate party, any provision of its incorporation documents;

      (b) this MSA constitutes its/his legal, valid and binding obligations in accordance with its terms; and

      (c) all consents and authorisations necessary for it/him in relation to the execution of this MSA have been obtained and all consents and authorisations necessary for page 28 of pages.


            it/him in relation to the transactions contemplated hereby have been or will, prior to such transaction, be obtained.

25.   COMMUNICATIONS.

25.1. Notices or communications required or permitted to be given under any provisions of this MSA shall be in writing and shall be deemed to have been given the day of dispatch thereof, if sent by fax (to be confirmed by registered mail with return receipt), or upon actual receipt if sent by registered mail, return receipt requested, addressed to the addresses specified above, to the attention of:

      (a)   if to Willis Group, to Michael P. Chitty (fax + 44 171 481 70 03);

      (b)   if to Willis Europe, to Analies Majorie (fax + 31 20 661 06 54);

      (c)   if to Tolbert, to Guido Nieuwehuizen (fax + 31 20 577 11 88);

      (d) if to UTA, to Studio Boidi, Dr.ssa Lucia Starola (fax + 39 011 812 23 00);

      (e) if to saint Gallen, to Studio Boidi, Dr.ssa Lucia Starola (fax + 39 011 812 23 00)

      (f)   if to Olimpia, to Paolo Fassio (fax + 39 02 655 18 05);

      (g)   if to HBC, to Sebastiano Romeo (fax + 39 011 561 90 60);

      (h)   if to Arcef, to Sergio Liberia (fax + 59 994 61 35 77).

25.2. Either Party may from time to time change its address by giving previous communication to the other Party in the manner aforesaid.

26.   DURATION.

26.1. This MSA, shall be in force from the date hereof, up until the day of completion of the last of the Put or Call Option provided above.

                                                               page 29 of pages.


27.   MISCELLANEOUS.

27.1. Undertaking. Each of the Parties hereby undertakes to perform all such actions necessary to obtain that the provisions of this MSA be fully implemented in accordance with its terms and conditions hereunder.

27.2. Obligations of the Parties. Any obligation imposed by this MSA on any Party, to procure a particular event or thing, shall be construed as an obligation on such Party to exercise all its votes and other legal rights and powers, and to use all other reasonable endeavours, to bring about such event or thing.

27.3. Amendments. No amendment of or supplement to this MSA shall be valid or effective unless in writing and executed by the Parties hereto or their successors or assignees.

27.4. Waiver. No waiver of any right, breach or default hereunder shall be considered valid unless in writing and executed by the Party giving such waiver, and no waiver shall be deemed a waiver of a subsequent breach or default, whether or not of the same or of similar nature.

27.5. Severability. Should any provision of this MSA or part thereof be held null, void or unenforceable in any respect, such holding shall not invalidate the remainder of this MSA, which shall continue in full force and effect. In the event of invalidity or ineffectiveness of any provision of this MSA, or portions thereof, the remaining part of this MSA shall not be affected thereby but the parties agree to negotiate in good faith to replace such provision, or parts thereof, with other valid and effective agreements having substantially the same effect, having regard to the subject matter and purposes of such provision and of this MSA.

27.6. Binding effect. This MSA shall be binding upon and inure to the benefit of the Parties and their respective successors and assignees which shall be bound by its terms, as appropriate. In the event of any inconsistency between the provisions of this MSA, the Tolbert By-laws, the Company By-laws or such other documents which would have been adopted afterwards, the provisions of this MSA shall prevail.

27.7. Confidentiality. All the Parties undertake to keep strictly confidential any information concerning this MSA, and no Party shall divulge any information or make any announcement relating to the subject matter of this MSA, without the prior written consent of the other Parties, save that any announcement or circular required to be made or issued by any Party either by law or regulations, or pursuant to the rules and regulations of any stock exchange or other regulated markets on which the securities of that Party are traded may be made or issued by such Party without such approval.

                                                               page 30 of pages.


27.8. Entire Agreement. This MSA, together with its Annexes, and together with the MAA constitutes the entire agreement among the Parties as to its subject matter and supersedes any prior agreement between and among any and all the Parties hereto, in particular the MoU, and together with the MAA constitutes the entire agreement between them.

27.9. Language. This Agreement is drafted in the English language and the Parties acknowledge that they have so requested and have duly and fully agreed and understood any and all the previsions hereof.

28.   GOVERNING LAW AND ARBITRATION.

28.1. This MSA shall be governed by, construed, and enforced in accordance with Italian law, save for such provisions of Dutch law applicable to the implementation of any of the transactions above referred to Tolbert.

28.2. All disputes arising out or in connection with this MAA shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three Arbitrators appointed in accordance with the said rules. The arbitrators shall decide ex aequo et bono. The place of the arbitration shall be Amsterdam.

28.3. It is in any event expressly agreed by the Parties that the provision of this arbitration procedure shall not prevent any party from requesting and enforcing any of the injunctions and interim orders (i.e. "provvedimenti cautelari") provided for by article 669-bis and following of the Italian Civil Procedure Code.

                                       o o

      IN WITNESS WHEREOF each Party hereto, by its respective representative duly authorised, has caused this Master Shareholders' Agreement to be signed as of the day and year first written above.


      --------------------------
      Willis Corroon Group plc.


      Name and Capacity: Ms. Sarah Turvill, attorney.


      --------------------------
                                                               page 31 of pages.


      Willis Corroon Europe B.V.


      Name and Capacity: Ms. Sarah Turvill, attorney.


      --------------------------
      Tolbert Insurance & Finance B.V.


      Name and Capacity: Mr. T.J. Eltink, attorney.


      --------------------------
      Tolbert Insurance & Finance B.V.


      Name and Capacity:


      --------------------------
      Saint Gallen S.R.L.


      Name and Capacity: Lorenzo Boglione, Chairman.


      --------------------------
      Olimpia S.R.L.


      Name and Capacity: Carlo Pasteur, sole Managing Director.


      --------------------------
      Ital Brokers Holding S.p.A.


      Name and Capacity: Franco Lazzarini, Managing Director


      --------------------------
      Arcef Holding N.V.


      Name and Capacity: Mr. T.J. Eltink Attorney.

                                                               page 32 of pages.


Lorenzo Boglione
                                          ----------------------------

Enrico Boglione
                                          ----------------------------

Francesco Boglione
                                          ----------------------------

Marco Gallotti
                                          ----------------------------

Giovanni Peracino
                                          ----------------------------

Carlo Pasteur
                                          ----------------------------

Edoardo Pasteur
                                          ----------------------------

Franco Lazzarini
                                          ----------------------------

For Sebastiano Romeo
                                          ----------------------------
                                              Luca Garella, Attorney

Gian Carlo Gardella
                                          ----------------------------

LIST OF EXHIBITS AND ANNEXES:

                           Annex 3 - Company by-laws

                          Annex 16.1 - Tolbert by-laws

All the parties hereby irrevocably appoint and delegate Mr. Luca Garella and Mr. Mr. Carlo Pasteur to execute each of the Exhibits and Annexes attached hereto, acknowledging the validity and effectiveness of the execution made by the said Messrs Mr. Luca Garella and Mr. Mr. Carlo Pasteur.

                                                               page 33 of pages.


                            ANNEX 3 - COMPANY BY-LAWS

                          ANNEX 16.1 - TOLBERT BY-LAWS